Exhibit 99.1

Equinix Reports Second Quarter 2011 Results

  Reported revenues of $394.9 million, a 9% increase over the previous quarter and a 33% increase over the same quarter last year
  Reported adjusted EBITDA of $181.3 million, an 8% increase over the previous quarter and a 37% increase over the same quarter last year
  Increased 2011 annual revenue guidance to greater than $1,590.0 million and increased 2011 adjusted EBITDA guidance to greater than $720.0 million

REDWOOD CITY, Calif.--(BUSINESS WIRE)--July 27, 2011--Equinix, Inc. (Nasdaq:EQIX), a provider of global data center services, today reported quarterly results for the quarter ended June 30, 2011. This quarter included the results from the acquisition of an indirect, controlling equity interest in ALOG Data Centers do Brasil S.A. from April 25, 2011, which is referred to as the ALOG acquisition.

Revenues were $394.9 million for the second quarter, a 9% increase over the previous quarter and a 33% increase over the same quarter last year. This result included $11.7 million in revenues from ALOG for the quarter. Recurring revenues, consisting primarily of colocation, interconnection and managed services were $376.5 million for the second quarter, a 9% increase over the previous quarter and a 33% increase over the same quarter last year. Non-recurring revenues were $18.4 million in the quarter.

“With outstanding first-half results, Equinix is on target to surpass its original financial objectives for 2011. Solid market fundamentals such as the growth of IP, mobile, video, cloud and electronic trading combined with our global leadership position set us up well for the long term,” said Steve Smith, president and CEO of Equinix. “Our investments are paying off and we will continue to carefully allocate capital to support our growth, while generating attractive returns for our shareholders.”

Cost of revenues were $215.6 million for the second quarter, an 11% increase over the previous quarter and a 33% increase over the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $78.0 million, were $137.6 million for the second quarter, a 12% increase from the previous quarter and a 32% increase over the same quarter last year. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 65%, down from 66% for the previous quarter and unchanged from the same quarter last year.

Selling, general and administrative expenses were $102.7 million for the second quarter, a 7% increase over the previous quarter and a 24% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $26.7 million, were $76.0 million for the second quarter, a 4% increase over the previous quarter and a 27% increase over the same quarter last year.

Interest expense was $37.7 million for the second quarter, a 1% increase from the previous quarter and essentially flat over the same quarter last year. The Company recorded income tax expense of $8.1 million for the second quarter as compared to an income tax expense of $11.1 million in the prior quarter and income tax expense of $2.4 million in the same quarter last year.

Net income attributable to Equinix for the second quarter was $30.7 million. This represents a basic net income per share attributable to Equinix of $0.65 and diluted net income per share of $0.64 based on a weighted average share count of 46.9 million and 50.7 million, respectively, for the second quarter of 2011.

Adjusted EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges and acquisition costs for the second quarter, was $181.3 million, an increase of 8% over the previous quarter and a 37% increase over the same quarter last year.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the second quarter, were $188.9 million, of which $160.9 million was attributed to expansion capital expenditures and $28.0 million was attributed to ongoing capital expenditures.

The Company generated cash from operating activities of $140.3 million for the second quarter as compared to $117.8 million in the previous quarter and $56.9 million for the same quarter last year. Cash used in investing activities was $209.7 million in the second quarter as compared to cash used in investing activities of $286.4 million in the previous quarter and cash used in investing activities of $327.5 million for the same quarter last year. Cash provided by financing activities was $61.8 million for the second quarter, which was primarily related to the proceeds from employee equity awards and draw downs of certain loans payable.

As of June 30, 2011, the Company’s cash, cash equivalents and investments were $423.1 million, as compared to $456.7 million as of March 31, 2011. In July 2011, the Company received net proceeds from the 7.00% senior notes offering of approximately $735.6 million.

Company Metrics and Q2 Results Presentation

  A presentation to accompany Equinix’s Q2 Results conference call, as well as the Company’s Non-Financial Metrics tracking sheet, have been posted on the Investors section of Equinix’s web site at www.equinix.com/investors

Business Outlook

For the third quarter of 2011, the Company expects revenues to be in the range of $412.0 to $417.0 million. Cash gross margins are expected to be approximately 65%. Cash selling, general and administrative expenses are expected to be approximately $86.0 million. Adjusted EBITDA is expected to be between $180.0 and $185.0 million. Capital expenditures are expected to be approximately $160.0 and $180.0 million, comprised of approximately $30.0 million of ongoing capital expenditures and $130.0 to $150.0 million of expansion capital expenditures.

For the full year of 2011, total revenues are expected to be greater than $1,590.0 million. Total year cash gross margins are expected to range between 65% and 66%. Cash selling, general and administrative expenses are expected to approximate $320.0 million. Adjusted EBITDA for the year is expected to be greater than $720.0 million. Capital expenditures for 2011 are expected to be in the range of $645.0 to $665.0 million, comprised of approximately $115.0 million of ongoing capital expenditures and $530.0 to $550.0 million for expansion capital expenditures.

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, July 27, 2011, at 5:30 p.m. ET (2:30 p.m. PT). A presentation to accompany the call will be available on the Company’s website at www.equinix.com/investors. To hear the conference call live, please dial 210-234-8004 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will also be available at www.equinix.com/investors.

A replay of the call will be available beginning on Wednesday, July 27, 2011, at 7:30 p.m. (ET) through August 28, 2011, by dialing 203-369-1470. In addition, the webcast will be available on the company's web site at www.equinix.com/investors over the same time period. No password is required for the replay or the webcast.

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects businesses with partners and customers around the world through a global platform of high performance data centers, containing dynamic ecosystems and the broadest choice of networks. Platform Equinix connects more than 4,000 enterprises, cloud, digital content and financial companies including more than 675 network service providers to help them grow their businesses, improve application performance and protect their vital digital assets. Equinix operates in 38 strategic markets across the Americas, EMEA and Asia-Pacific and continually invests in expanding its platform to power customer growth. www.equinix.com.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges and acquisition costs. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges or severance charges related to the Switch and Data acquisition. Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2011	2011	2010	2011	2010

Recurring revenues	$376,528	$343,909	$282,117	$720,437	$519,353
Non-recurring revenues	18,372	19,120	13,977	37,492	25,390
Revenues	394,900	363,029	296,094	757,929	544,743

Cost of revenues	215,572	194,576	162,582	410,148	295,632
Gross profit	179,328	168,453	133,512	347,781	249,111

Operating expenses:
Sales and marketing	37,063	33,636	28,913	70,699	48,381
General and administrative	65,681	62,601	54,166	128,282	97,321
Restructuring charges	103	496	4,357	599	4,357
Acquisition costs	1,615	415	5,849	2,030	10,843
Total operating expenses	104,462	97,148	93,285	201,610	160,902

Income from operations	74,866	71,305	40,227	146,171	88,209

Interest and other income (expense):
Interest income	632	215	491	847	997
Interest expense	(37,677)	(37,361)	(37,615)	(75,038)	(63,290)
Other-than-temporary impairment recovery on investments	-	-	-	-	3,420
Loss on debt extinguishment and interest rate swaps, net	-	-	(1,454)	-	(4,831)
Other income (expense)	1,021	2,111	(1,481)	3,132	(1,461)
Total interest and other, net	(36,024)	(35,035)	(40,059)	(71,059)	(65,165)

Income before income taxes	38,842	36,270	168	75,112	23,044

Income tax expense	(8,109)	(11,125)	(2,442)	(19,234)	(11,119)

Net income (loss)	30,733	25,145	(2,274)	55,878	11,925

Net (income) loss attributable to redeemable non-controlling interests	(3)	-	-	(3)	-

Net income (loss) attributable to Equinix	$30,730	$25,145	$(2,274)	$55,875	$11,925

Net income (loss) per share attributable to Equinix:

Basic net income (loss) per share	$0.65	$0.54	$(0.05)	$1.20	$0.29

Diluted net income (loss) per share	$0.64	$0.53	$(0.05)	$1.18	$0.28

Shares used in computing basic net income (loss) per share	46,924	46,451	43,507	46,688	41,546

Shares used in computing diluted net income (loss) per share	50,664	47,219	43,507	50,454	42,694

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2011	2011	2010	2011	2010

Recurring revenues		$376,528	$343,909	$282,117	$720,437	$519,353
Non-recurring revenues		18,372	19,120	13,977	37,492	25,390
	Revenues (1)	394,900	363,029	296,094	757,929	544,743

Cash cost of revenues (2)		137,558	122,631	103,892	260,189	188,976
	Cash gross profit (3)	257,342	240,398	192,202	497,740	355,767

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	29,261	27,104	22,158	56,365	37,343
	Cash general and administrative expenses (6)	46,753	46,018	37,889	92,771	68,997
	Total cash operating expenses (7)	76,014	73,122	60,047	149,136	106,340

Adjusted EBITDA (8)		$181,328	$167,276	$132,155	$348,604	$249,427

Cash gross margins (9)		65%	66%	65%	66%	65%

Adjusted EBITDA margins (10)		46%	46%	45%	46%	46%

Adjusted EBITDA flow-through rate (11)		44%	103%	31%	65%	43%

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$187,840	$176,196	$148,569	$364,036	267,501
	Interconnection	49,886	45,922	35,072	95,808	58,836
	Managed infrastructure	6,984	767	746	7,751	1,285
	Rental	489	504	407	993	589
	Recurring revenues	245,199	223,389	184,794	468,588	328,211
	Non-recurring revenues	8,690	9,138	6,852	17,828	11,991
	Revenues	253,889	232,527	191,646	486,416	340,202

	EMEA Revenues:

	Colocation	74,645	68,200	55,898	142,845	110,340
	Interconnection	3,203	2,812	2,010	6,015	3,949
	Managed infrastructure	3,481	3,198	2,603	6,679	5,504
	Rental	177	118	153	295	316
	Recurring revenues	81,506	74,328	60,664	155,834	120,109
	Non-recurring revenues	7,105	7,711	5,420	14,816	10,139
	Revenues	88,611	82,039	66,084	170,650	130,248

	Asia-Pacific Revenues:

	Colocation	39,101	36,339	28,853	75,440	55,838
	Interconnection	5,818	5,341	3,860	11,159	7,389
	Managed infrastructure	4,904	4,512	3,946	9,416	7,806
	Recurring revenues	49,823	46,192	36,659	96,015	71,033
	Non-recurring revenues	2,577	2,271	1,705	4,848	3,260
	Revenues	52,400	48,463	38,364	100,863	74,293

	Worldwide Revenues:

	Colocation	301,586	280,735	233,320	582,321	433,679
	Interconnection	58,907	54,075	40,942	112,982	70,174
	Managed infrastructure	15,369	8,477	7,295	23,846	14,595
	Rental	666	622	560	1,288	905
	Recurring revenues	376,528	343,909	282,117	720,437	519,353
	Non-recurring revenues	18,372	19,120	13,977	37,492	25,390
	Revenues	$394,900	$363,029	$296,094	$757,929	$544,743

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$215,572	$194,576	$162,582	$410,148	$295,632
	Depreciation, amortization and accretion expense	(76,515)	(70,600)	(56,946)	(147,115)	(103,318)
	Stock-based compensation expense	(1,499)	(1,345)	(1,744)	(2,844)	(3,338)
	Cash cost of revenues	$137,558	$122,631	$103,892	$260,189	$188,976

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$81,886	$70,210	$61,220	$152,096	$105,368
	EMEA cash cost of revenues	36,217	34,491	29,060	70,708	57,596
	Asia-Pacific cash cost of revenues	19,455	17,930	13,612	37,385	26,012
	Cash cost of revenues	$137,558	$122,631	$103,892	$260,189	$188,976

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges and acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$37,063	$33,636	$28,913	$70,699	$48,381
	Depreciation and amortization expense	(4,192)	(3,666)	(2,997)	(7,858)	(4,349)
	Stock-based compensation expense	(3,610)	(2,866)	(3,758)	(6,476)	(6,689)
	Cash sales and marketing expenses	$29,261	$27,104	$22,158	$56,365	$37,343

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$65,681	$62,601	$54,166	$128,282	$97,321
	Depreciation and amortization expense	(5,719)	(5,259)	(3,683)	(10,978)	(5,281)
	Stock-based compensation expense	(13,209)	(11,324)	(12,594)	(24,533)	(23,043)
	Cash general and administrative expenses	$46,753	$46,018	$37,889	$92,771	$68,997

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$29,261	$27,104	$22,158	$56,365	$37,343
	Cash general and administrative expenses	46,753	46,018	37,889	92,771	68,997
	Cash SG&A	$76,014	$73,122	$60,047	$149,136	$106,340

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$49,499	$48,812	$40,960	$98,311	$71,586
	EMEA cash SG&A	17,545	16,936	13,084	34,481	23,757
	Asia-Pacific cash SG&A	8,970	7,374	6,003	16,344	10,997
	Cash SG&A	$76,014	$73,122	$60,047	$149,136	$106,340

(8)	We define adjusted EBITDA as income from operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and acquisition costs as presented below:

	Income from operations	$74,866	$71,305	$40,227	$146,171	$88,209
	Depreciation, amortization and accretion expense	86,426	79,525	63,626	165,951	112,948
	Stock-based compensation expense	18,318	15,535	18,096	33,853	33,070
	Restructuring charges	103	496	4,357	599	4,357
	Acquisition costs	1,615	415	5,849	2,030	10,843
	Adjusted EBITDA	$181,328	$167,276	$132,155	$348,604	$249,427

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$49,072	$47,319	$22,529	$96,391	$52,130
	Americas depreciation, amortization and accretion expense	57,246	53,482	43,081	110,728	71,255
	Americas stock-based compensation expense	14,527	11,842	13,650	26,369	24,663
	Americas restructuring charges	103	496	4,357	599	4,357
	Americas acquisition costs	1,556	366	5,849	1,922	10,843
	Americas adjusted EBITDA	122,504	113,505	89,466	236,009	163,248

	EMEA income from operations	14,178	11,471	7,672	25,649	15,993
	EMEA depreciation, amortization and accretion expense	18,512	16,844	13,737	35,356	28,221
	EMEA stock-based compensation expense	2,147	2,295	2,531	4,442	4,681
	EMEA acquisition costs	12	2	-	14	-
	EMEA adjusted EBITDA	34,849	30,612	23,940	65,461	48,895

	Asia-Pacific income from operations	11,616	12,515	10,026	24,131	20,086
	Asia-Pacific depreciation, amortization and accretion expense	10,668	9,199	6,808	19,867	13,472
	Asia-Pacific stock-based compensation expense	1,644	1,398	1,915	3,042	3,726
	Asia-Pacific acquisition costs	47	47	-	94	-
	Asia-Pacific adjusted EBITDA	23,975	23,159	18,749	47,134	37,284

	Adjusted EBITDA	$181,328	$167,276	$132,155	$348,604	$249,427

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	68%	70%	68%	69%	69%

	EMEA cash gross margins	59%	58%	56%	59%	56%

	Asia-Pacific cash gross margins	63%	63%	65%	63%	65%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	48%	49%	47%	49%	48%

	EMEA adjusted EBITDA margins	39%	37%	36%	38%	38%

	Asia-Pacific adjusted EBITDA margins	46%	48%	49%	47%	50%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$181,328	$167,276	$132,155	$348,604	$249,427
	Less adjusted EBITDA - prior period	(167,276)	(148,947)	(117,272)	(295,408)	(217,696)
	Adjusted EBITDA growth	$14,052	$18,329	$14,883	$53,196	$31,731

	Revenues - current period	$394,900	$363,029	$296,094	$757,929	$544,743
	Less revenues - prior period	(363,029)	(345,244)	(248,649)	(675,591)	(470,110)
	Revenue growth	$31,871	$17,785	$47,445	$82,338	$74,633

	Adjusted EBITDA flow-through rate	44%	103%	31%	65%	43%

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	June 30,	December 31,
	2011	2010

Cash and cash equivalents	$297,872	$442,841
Short-term investments	94,246	147,192
Accounts receivable, net	140,316	116,358
Other current assets	116,654	71,657
Total current assets	649,088	778,048
Long-term investments	30,960	2,806
Property, plant and equipment, net	3,085,202	2,650,953
Goodwill	897,461	774,365
Intangible assets, net	163,771	150,945
Other assets	142,709	90,892
Total assets	$4,969,191	$4,448,009

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$189,739	$145,854
Accrued property and equipment	90,652	91,667
Current portion of capital lease and other financing obligations	9,461	7,988
Current portion of loans payable	31,459	19,978
Current portion of convertible debt	240,134	-
Other current liabilities	59,006	52,628
Total current liabilities	620,451	318,115
Capital lease and other financing obligations, less current portion	337,274	253,945
Loans payable, less current portion	201,233	100,337
Senior notes	750,000	750,000
Convertible debt	688,300	916,337
Other liabilities	238,684	228,760
Total liabilities	2,835,942	2,567,494

Redeemable non-controlling interests	69,050	-

Common stock	47	46
Additional paid-in capital	2,399,055	2,341,586
Accumulated other comprehensive loss	(41,679)	(112,018)
Accumulated deficit	(293,224)	(349,099)
Total stockholders' equity	2,064,199	1,880,515

Total liabilities, redeemable non-controlling interests and stockholders' equity	$4,969,191	$4,448,009

Ending headcount by geographic region is as follows:

Americas headcount	1,672	1,156
EMEA headcount	526	482
Asia-Pacific headcount	341	283
Total headcount	2,539	1,921

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

	June 30,	December 31,
	2011	2010

Capital lease and other financing obligations	$346,735	$261,933

Paris IBX financing	20,594	-
ALOG financing	19,254	-
New Asia-Pacific financing	192,844	120,315
Total loans payable	232,692	120,315

Senior notes	750,000	750,000

Convertible debt, net of debt discount	928,434	916,337
Plus debt discount	91,302	103,399
Total convertible debt principal	1,019,736	1,019,736

Total debt outstanding	$2,349,163	$2,151,984

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2011	2011	2010	2011	2010

Cash flows from operating activities:
Net income (loss)	$30,733	$25,145	$(2,274)	$55,878	$11,925
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	86,426	79,525	63,626	165,951	112,948
Stock-based compensation	18,318	15,535	18,096	33,853	33,070
Debt issuance costs and debt discount	8,325	7,284	6,689	15,609	12,243
Loss on debt extinguishment and interest rate swaps	-	-	1,454	-	4,831
Restructuring charges	103	496	4,357	599	4,357
Other reconciling items	3,074	1,563	834	4,637	1,268
Changes in operating assets and liabilities:
Accounts receivable	(19,409)	3,099	(25,671)	(16,310)	(31,757)
Deferred tax assets, net	(2,507)	5,640	(723)	3,133	4,279
Accounts payable and accrued expenses	4,082	(13,606)	3,174	(9,524)	19,060
Other assets and liabilities	11,203	(6,911)	(12,656)	4,292	(15,506)
Net cash provided by operating activities	140,348	117,770	56,906	258,118	156,718
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	30,979	(2,185)	(64,987)	28,794	47,298
Purchase of ALOG, less cash acquired	(41,954)	-	-	(41,954)	-
Purchase of Switch and Data, less cash acquired	-	-	(113,289)	-	(113,289)
Purchase of Frankfurt IBX property	(9,042)	-	-	(9,042)	-
Purchase of Paris IBX property	-	(14,951)	-	(14,951)	-
Purchases of property and equipment	(188,875)	(175,115)	(148,705)	(363,990)	(292,105)
Other investing activities	(845)	(94,138)	(474)	(94,983)	(916)
Net cash used in investing activities	(209,737)	(286,389)	(327,455)	(496,126)	(359,012)
Cash flows from financing activities:
Proceeds from employee equity awards	8,929	15,668	11,270	24,597	22,153
Proceeds from loans payable	55,264	22,653	98,958	77,917	98,958
Proceeds from senior notes	-	-	-	-	750,000
Repayment of capital lease and other financing obligations	(2,355)	(1,968)	(10,847)	(4,323)	(12,401)
Repayment of mortgage and loans payable	-	(10,102)	(343,688)	(10,102)	(458,028)
Debt issuance costs	-	(125)	(7,926)	(125)	(23,119)
Net cash provided by (used in) financing activities	61,838	26,126	(252,233)	87,964	377,563
Effect of foreign currency exchange rates on cash and cash equivalents	957	4,118	(5,178)	5,075	(9,983)
Net increase (decrease) in cash and cash equivalents	(6,594)	(138,375)	(527,960)	(144,969)	165,286
Cash and cash equivalents at beginning of period	304,466	442,841	1,039,302	442,841	346,056
Cash and cash equivalents at end of period	$297,872	$304,466	$511,342	$297,872	$511,342

Free cash flow (1)	$(100,368)	$(166,434)	$(205,562)	$(266,802)	$(249,592)

Adjusted free cash flow (2)	$(49,372)	$(151,483)	$(92,273)	$(200,855)	$(136,303)

(1)	We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$140,348	$117,770	$56,906	$258,118	$156,718
Net cash used in investing activities as presented above	(209,737)	(286,389)	(327,455)	(496,126)	(359,012)
Purchases, sales and maturities of investments, net	(30,979)	2,185	64,987	(28,794)	(47,298)
Free cash flow (negative free cash flow)	$(100,368)	$(166,434)	$(205,562)	$(266,802)	$(249,592)

(2)	We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate and acquisitions as presented below:

Free cash flow (as defined above)	$(100,368)	$(166,434)	$(205,562)	$(266,802)	$(249,592)
Less purchase of ALOG, less cash acquired	41,954	-	-	41,954	-
Less purchase of Switch and Data, less cash acquired	-	-	113,289	-	113,289
Less purchase of Frankfurt IBX property	9,042	-	-	9,042	-
Less purchase of Paris IBX property	-	14,951	-	14,951	-
Adjusted free cash flow (negative adjusted free cash flow)	$(49,372)	$(151,483)	$(92,273)	$(200,855)	$(136,303)

CONTACT:
Equinix Investor Relations:
Equinix, Inc.
Jason Starr, 650-598-6020
jstarr@equinix.com
or
Equinix Media:
LEWIS PR
Scott Blevins, 415-992-4400
equinixlewisus@lewispr.com